                                                                     Exhibit 4.2

                           AUTHORIZING RESOLUTIONS

                                 Relating to
                      $300,000,000 Principal Amount of
                            7 3/4% Notes due 2007

                                     of

               The Great Atlantic & Pacific Tea Company, Inc.

                               _______________

                               Approved by the
                          Pricing Committee of the
                             Board of Directors

                               _______________

                                   , 1997


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                           Authorizing Resolutions

                Resolutions Adopted by the Pricing Committee
                        of the Board of Directors of
               The Great Atlantic & Pacific Tea Company, Inc.

                             On          , 1997

                Relating to $300,000,000 Principal Amount of
                            7 3/4% Notes due 2007


          The undersigned, the Secretary of The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (the "Company"), hereby certifies that the resolutions set forth be-low have been duly adopted by a duly authorized Pricing Commit-tee of the Board of Directors of the Company, pursuant to the authority of the Board of Directors of the Company, and that such resolutions are in force and effect and have not been modified as of the date of this certificate.

                          _________________________


          WHEREAS, pursuant to resolutions adopted by the Pric-ing Committee on April 15, 1997, the Company issued $300,000,000 principal amount of 7 3/4& Notes due 2007 (the "Old Notes") pursuant to Rule 144A of the Securities Act of 1933 (as defined below); and

          WHEREAS, in accordance with the terms of the Regis-tration Rights Agreement (the "Registration Rights Agreement"), dated as of April 15, 1997, by and among the Company and Morgan Stanley & Co. Incorporated, Chase Securities Inc., Citicorp Se-curities, Inc., Dillon Read & Co. Inc. and NationsBanc Capital Markets, Inc., the Company will issue up to $300,000,000 prin-cipal amount of 7 3/4% Notes due 2007 (the "Notes") which have been registered under the Securities Act in exchange for a like principal amount of Old Notes.

                        NOW, THEREFORE, it hereby is:

          RESOLVED, that the filing with the Securities and Ex-change
Commission of a Registration Statement on Form S-4 (No. 333-     ) (the
"Registration Statement") relating to the


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                                       -2-


Exchange Offer (as defined in the Registration Statement) and the payment of any filing fees related thereto with respect to the Notes is hereby approved, ratified and confirmed in all re-spects; and

          RESOLVED FURTHER, that the form of Prospectus (the "Prospectus") relating to the Notes which has been presented to this meeting be, and it hereby is, approved, ratified and con-firmed in all respects, and that the Company be, and it hereby is, authorized to use such Prospectus in connection with the Exchange Offer, in substantially such form or in such other forms as shall be approved by this Pricing Committee; and

          RESOLVED FURTHER, pursuant to the Indenture, dated as of January 1, 1991 (the "Indenture", capitalized terms used herein but not otherwise defined shall have the meanings pro-vided in the Indenture) between the Company and The Chase Man-hattan Bank (formerly known as Chemical Bank, as successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"), that the Company shall promptly following the Expi-ration Date (as defined in the Prospectus) issue up to an ag-gregate of $300,000,000 of Securities constituting the Notes under the Indenture in exchange for a like principal amount of Old Notes properly tendered, and, pursuant to Section 301 of the Indenture, it is hereby determined that the Securities so issued shall have the following terms:

          (a) The title of the Notes shall be 7 3/4% Notes Due 2007;

          (b) The aggregate principal amount of the Notes which shall be authenticated and delivered under the Indenture at this time shall be $300,000,000;

          (c) The Notes shall mature and the unpaid principal thereon shall be payable on April 15, 2007;

          (d) The rate per annum at which interest shall be payable on the Notes is hereby fixed at 7 3/4%, interest on the Notes shall accrue beginning April 15, 1997 or from the most recent date to which interest has been paid on the Old Notes, interest shall be payable on the Notes on April 15 and Octo-ber 15 of each year beginning October 15, 1997 and the Regular Record Date for the payment of such interest shall be the April 1 or October 1 immediately preceding each such April 15 or October 15, as the case may be, and otherwise as provided in the Indenture;


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          (e) Principal, premium, if any, and interest on the Notes shall be payable in accordance with the requirements of the Depository (as defined below) with respect to any global note representing the Notes, and otherwise at the offices of the Paying Agent maintained for such purpose or as provided in Section 1001 of the Indenture;

          (f) The Notes are not redeemable prior to maturity and do not have the benefit of a sinking fund. The Notes will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Notes will be issued in fully registered book-entry form in minimum de-nominations of $100,000 and integral multiples of $1,000 in ex-cess thereof. A global note representing the Notes will be registered in the name of a nominee of The Depository Trust Company (the "Depository") which will act as depository. Bene-ficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants.

          (g) Upon the terms and subject to the conditions set forth in the Prospectus and in the accompanying Letter of Transmittal, the Company will issue Notes in exchange for Old Notes that are properly tendered on or prior to the Expiration Date and not withdrawn; and

          RESOLVED FURTHER, that the form, terms and provisions relating to the Notes be established pursuant to Section 301 of the Indenture, and the form of Note attached hereto as Ex-hibit A be established pursuant to Section 201 of the Indenture completed in accordance with the resolutions herein set forth and with such changes therein, additions thereto and deletions therefrom as the officers executing the same shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof, be, and they hereby are, ap-proved; and

          RESOLVED FURTHER, that the form of Letter of Repre-sentations as issued by the Company and the Trustee to the Depository Trust Company to effectuate the issuance of the Notes, substantially in the form presented to this meeting and registered in the name of a nominee of Depository (the "Book-Entry System") be, and it hereby is, approved, ratified, and confirmed in all respects; and

          RESOLVED FURTHER, that the Chairman, Vice Chairman, the President or any Vice President, and the Treasurer, any As-sistant Treasurer, the Secretary or any Assistant Secretary of


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                                       -4-


the Company be, and each of them hereby is, authorized in the name and on behalf of the Company to execute, seal, acknowledge and deliver, in such number of counterparts as the officers so acting deem advisable, an Officers' Certificate pursuant to Section 301 of the Indenture relating to the Notes in substan-tially the form presented to this meeting, completed in accor-dance with the foregoing resolutions and with such changes therein, additions thereto and deletions therefrom as the offi-cers executing the same shall approve, the approval of such of-ficers to be conclusively evidenced by their execution and de-livery thereof; and

          RESOLVED FURTHER, that The Chase Manhattan Bank be, and it hereby is, designated and appointed Paying Agent with respect to the Notes at its Corporate Trust Office in the Bor-ough of Manhattan, The City of New York pursuant to Sec-tion 1002 of the Indenture; and

          RESOLVED FURTHER, that the Chairman, Vice Chairman, the President or any Vice President of the Company be, and each of them hereby is, authorized in the name and on behalf of the Company to execute and deliver under the corporate seal at-tested to by the Treasurer or Secretary of this Company or one of its Assistant Treasurers or Assistant Secretaries the Notes as authorized above in substantially such form, completed in accordance with the foregoing resolutions and with such changes therein, additions thereto and deletions therefrom as the offi-cers executing the same shall approve, the approval of such of-ficers to be conclusively evidenced by their execution and de-livery thereof; and

          RESOLVED FURTHER, that the Chairman, the Vice Chair-man, the President or any Vice President of the Company be, and each of them hereby is, authorized, on behalf of the Company and in its name, to sign as required and cause to be filed with the Securities and Exchange Commission any and all amendments (including, without limitation, post-effective amendments) to the Registration Statement, any prospectus supplements, includ-ing without limitation a prospectus supplement describing the terms and provisions of the Notes and the offer and sale thereof, and any additional documents which any such officer may deem necessary or desirable, such amendments and such docu-ments to be in such forms as the officer executing or filing the same shall approve, such approval to be conclusively evi-denced by his execution or filing thereof; and

          RESOLVED FURTHER, that each of the officers and mem-bers of this Pricing Committee of the Company referred to


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                                       -5-


above, and other appropriate officers of the Company, are authorized and directed to execute and deliver such further documents, agreements and certificates on behalf of this corpo-ration, and to take such further actions on behalf of this cor-poration, as any such officer or member of this Pricing Commit-tee shall deem appropriate or advisable in order to implement the issuance and sale of the Notes as contemplated by these resolutions, each of which shall be the valid and binding act and obligation of this corporation.

          IN WITNESS WHEREOF, the Company has caused this cer-tificate to be executed on its behalf by Peter R. Brooker, its Secretary, and has caused the seal of the Company to be affixed hereto.

            , 1997                            THE GREAT ATLANTIC & PACIFIC TEA
                                                COMPANY, INC.



                                              By:  ___________________________
                                                   Peter R. Brooker
                                                   Vice President, Planning,
                                                   and Corporate Secretary

                                                                       Exhibit A

                                FORM OF NOTE

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (i) BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR (ii) BY A NOMINEE OF THE DEPOSITORY OR THE DEPOSITORY TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.       CUSIP:

               THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                              7 3/4% Note due 2007

Principal Amount:           Interest Rate:           Interest Payment Dates:
$                           7 3/4%                   April 15 and October 15

Original Issue Date:        Maturity Date:
April 18, 1997              April 15, 2007

Interest Accrual Date:      Redeemable: Yes __ No  X
April 15, 1997*

*Or from the most recent date to which interest has been paid upon the Old Notes (as defined herein).

          The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (herein called the "Company," which term includes any successor corporation under the Indenture herein-after referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount of $ DOLLARS on the Maturity Date specified above, and to pay inter-


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                                       -2-


est thereon at the Interest Rate specified on the face hereof, as described herein.

          Payment of principal, and premium, if any, and inter-est on this Note at the Maturity Date will be made, upon pres-entation of this Note, in next day funds, at the Corporate Trust Office of the Trustee, or its successors, or at such other office or agency of the Company as may be maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of principal, and premium, if any, and inter-est may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or may be made, at the option of the Company or if otherwise required by any Depository, by wire transfer of immediately available funds.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH HEREIN, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual sig-nature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

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                                       -3-


          IN WITNESS WHEREOF, the Company has caused this in-strument to be duly executed under its corporate seal.

Dated:         , 1997                             THE GREAT ATLANTIC &
                                                  PACIFIC TEA COMPANY, INC.



                                                  By:_______________________
                                                     Name:
                                                     Title:


                                                  Attest:____________________
                                                         Name:
                                                         Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the
series designated therein referred to
in the within-mentioned Indenture.

                                                  THE CHASE MANHATTAN BANK,
                                                  as Trustee


                                                  By:________________________
                                                     Name:
                                                     Title:


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                                       -4-


               THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                            7 3/4% Note due 2007

          This Note is one of a duly authorized issue of deben-tures, notes or other evidences of indebtedness of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of January 1, 1991 (such Indenture as originally executed and delivered and as thereafter supplemented or amended being herein called the "Indenture"), between the company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authen-ticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates, may be subject to different re-demption provisions (if any), may be subject to different sink-ing or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as pro-vided in the Indenture. This Note is one of a series of Notes of the Company designated as set forth on the face hereof (herein called the "Notes").

          This Note will bear interest from and including April 15, 1997 or the most recent date to which interest has been paid on the Company's 7 3/4% Notes due 2007 which have not been registered under the Securities Act of 1933, as amended (the "Old Notes"), or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for at the fixed rate per annum specified on the face hereof. Interest will be payable to the Person in whose name this Note is registered at the close of business on the record date next preceding each Interest Payment Date; provided, however, that interest payable at the Maturity Date will be payable to the Person whom principal shall be payable. The record dates with respect to this Note shall be the April 1 and October 1 next preceding the April 15 and October 15 Interest Payment Dates. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


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                                       -5-


          The Indenture permits, in accordance with its terms including certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Out-standing of each series to be affected by such amendment or modification. The Indenture also contains provisions permit-ting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on be-half of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Inden-ture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          As set forth in, and subject to the provisions of, the Indenture, no Holder of any Security of a series will have any right to institute any proceeding with respect to the In-denture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a con-tinuing Event of Default with respect to such series, the Hold-ers of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute such proceeding in respect of such Event of Default in its own name as Trustee under the Inden-ture, and offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compli-ance with such request and the Trustee shall not have received from the Holders of a majority in principal amount of the Out-standing Securities of such series a direction inconsistent with such request and shall have failed to institute such pro-ceeding within 60 days of receipt of such notice and offer of indemnity; provided, however, that such limitations do not ap-ply to a suit instituted by the Holder for the enforcement of payment of the principal of, premium, if any, or interest on any Security on or after the respective due dates expressed therein.

          If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture.


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                                       -6-


          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the ob-ligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment duly endorsed, or accompa-nied by a written instrument of transfer in the form satisfac-tory to the Company and the Security Registrar duly executed, by the Holder hereof or his attorney duly authorized in writ-ing, and thereupon one or more new Notes, of authorized denomi-nations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form with-out coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the In-denture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name this Note is reg-istered as the owner hereof for the purpose of receiving pay-ment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Note, and not defined herein, which are defined in the Indenture shall have the meanings as-signed to them in the Indenture.

          This Note shall be governed by, and construed in ac-cordance with, the laws of the State of New York.

                           ___________________

          The following abbreviations, when used in the in-scription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM-as tenants in common               UNIF GIFT MIN ACT-.....CUSTODIAN.....
TEN ENT-as tenants by entireties                (Cust)               (Minor)
JT TEN-as tenants with right of survivor-  under Uniform Gifts to Minor Act
ship and not as tenants in common                   _________________
                                                         (State)

Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

                   Please insert Social Security or other
                       identifying number of assignee

                       ______________________________

________________________________________________________________________________
                  (Name and Address of Assignee, including zip code, must be printed or typewritten)

________________________________________________________________________________
       the within Note, and all rights thereunder, hereby irrevocably constituting and appointing


__________________________ Attorney to transfer said Note on the Security Register of the Company, with full power of sub-stitution in the premises.

Dated:

                                                 ____________________________
          NOTICE: The signature to this assignment must corre-spond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.